D1355282

LLC-1A

File # 201620310406

FILED
Secretary of State
State of California
JUL 19 2016

State of California
Secretary of State

3179659 'out'

Limited Liability Company
Articles of Organization - Conversion

IMPORTANT — Read all instructions before completing this form.

This Space For Filing Use Only

Converted Entity Information

1. Name of Limited Liability Company (The name must include the words Limited Liability Company or the abbreviations LLC or L.L.C. The words Limited and Company may be abbreviated to Ltd. and Co., respectively.)

   Engage BDR, LLC

2. The purpose of the limited liability company is to engage in any lawful act or activity for which a limited liability company may be organized under the California Revised Uniform Limited Liability Company Act.

3. The limited liability company will be managed by (check only one):

   ☐ One Manager ☑ More Than One Manager ☐ All Limited Liability Company Member(s)

4. Initial Street Address of Limited Liability Company's Designated Office in CA — City — State — Zip Code

   9000 W SUNSET BLVD STE 500 — West Hollywood — CA — 90069

5. Initial Mailing Address of Limited Liability Company, if different from Item 4 — City — State — Zip Code

6. Initial Agent for Service of Process: Item 6a: List the name of an individual or a corporation registered in CA under California Corporations Code section 1505 that agrees to be your agent for service of process. You may **not** list the converted entity as the agent. Item 6b: If the agent is an individual, list the agent's CA business or residential street address. Item 6c: If the agent is an individual **and** the converting entity is a CA corporation, limited partnership or general partnership, list the the agent's mailing address. **Do not** list an address if the agent is a CA registered corporate agent as the address for service of process is already on file.

   a. Name of Agent For Service of Process

   Young J. Kim

   b. **If an individual**, Street Address of Agent for Service of Process - *Do not list a P.O. Box* — City — State — Zip Code

   1901 Avenue of the Stars, Suite 480 — Los Angeles — CA — 90067

   c. **If an individual**, Mailing Address of Agent for Service of Process — City — State — Zip Code

   1901 Avenue of the Stars, Suite 480 — Los Angeles — CA — 90067

Converting Entity Information

7. Name of Converting Entity

   Engage BDR, Inc.

8. Form of Entity	9. Jurisdiction	10. CA Secretary of State File Number, if any
Corporation	California	C3179659

11. The principal terms of the plan of conversion were approved by a vote of the number of interests or shares of each class that equaled or exceeded the vote required. If a vote was required, the following was required for each class:

The class and number of outstanding interests entitled to vote.	AND	The percentage vote required of each class.
Common Stock, 100,000,000 shares of Common Stock		51%

Additional Information

12. Additional information set forth on the attached pages, if any, is incorporated herein by this reference and made part of this certificate.

13. I certify under penalty of perjury that the contents of this document are true. I declare I am the person who executed this instrument, which execution is my act and deed.

Signature of Authorized Person — Ted Dhanik, CEO and President — Type or Print Name and Title of Authorized Person

Signature of Authorized Person — Kurtis Rintala, Secretary — Type or Print Name and Title of Authorized Person